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                                                                    Exhibit 23.1

                   Consent of Independent Public Accountants
                   -----------------------------------------


     As independent public accountants, we hereby consent to the incorporation of our reports dated February 17, 1998 on our audit of the consolidated financial statements, and the related schedule, of Einstein/Noah Bagel Corp. (the "Company") included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-28941, 333-44339 and 333-44353.

                                           ARTHUR ANDERSEN LLP
Denver, Colorado
March 26, 1999